Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT AS OF MARCH 30, 2007

SUBSIDIARY	JURISDICTION OF INCORPORATION

AGRICULTURAL INDEMNITY INSURANCE COMPANY	VERMONT
ALLIANCE MILK PRODUCTS, LLC	MINNESOTA
AMERICA’S COUNTRY STORES HOLDINGS, LLC	DELAWARE
AMERICA’S COUNTRY STORES, LLC	DELAWARE
CALVA PRODUCTS CO., INC.	CALIFORINA
CHEESE & PROTEIN INTERNATIONAL LLC	DELAWARE
COLCHESTER FOODS, INC.	CONNECTICUT
CUTLER AT ABBEVILLE, LLC	MISSOURI
CUTLER AT PHILADELPHIA, LLC	MISSOURI
EGG EXPRESS, INC.	CONNECTICUT
FEED SERVICES, LLC	DELAWARE
FITCHVILLE REALTY HOLDING, LLC	CONNECTICUT
FITCHVILLE REALTY, INC.	CONNECTICUT
FORAGE GENETICS ARGENTINA S.R.L.	ARGENTINA
FORAGE GENETICS, INC.	MINNESOTA
GOLDEN STATE FEEDS, LLC	DELAWARE
HAY MARKETS INTERNATIONAL LLC	MINNESOTA
HI POINT INDUSTRIES, LLC	CALIFORINA
KIEL CHEESE, LLC	WISCONSIN
KOFKOFF EGG FARM LIMITED LIABILITY COMPANY	CONNECTICUT
KOFKOFF EGG FARM HOLDING LIMITED LIABILITY COMPANY	CONNECTICUT
KOFKOFF FEED, INC.	CONNECTICUT
LAND O’LAKES CANADA LTD.	CANADA
LAND O’LAKES PURINA FEED LLC	DELAWARE
LAND O’LAKES HOLDINGS, INC.	MINNESOTA
LAND O’LAKES INTERNATIONAL DEVELOPMENT CORP.	DELAWARE
LAND O’LAKES MULTITECNOLOGIAS NUTRICIONALES DE MEXICO S.A. DE C.V.	MEXICO
LOL SPV, LLC	DELAWARE
LOL FINANCE CO.	MINNESOTA
LOL HOLDINGS II, INC.	DELAWARE
LOLFC, LLC	MINNESOTA
MCANALLY ENTERPRISES, LLC	MISSOURI
MILK PRODUCTS, LLC	MINNESOTA
MOARK, LLC	MISSOURI
MOARK EGG CORPORATION	MISSOURI
MUNSON LAKES NUTRITION, LLC	MINNESOTA
NEW FEEDS, LLC	IOWA
NORCO RANCH HOLDING COMPANY, INC.	CALIFORINA
NORCO RANCH, INC.	CALIFORINA
NORTHERN COUNTRY FEEDS, LLC	IOWA
NORTHWEST FOOD PRODUCTS COMPANY, INC.	MINNESOTA
NORTHWEST FOOD PRODUCTS TRANSPORTATION, LLC	WISCONSIN
NUTRA-BLEND, LLC	MISSOURI
PACHECO EGG FARMS, LLC	MASSACHUSETTS
PENNY NEWMAN MILLING LLC	CALIFORINA
PMI NUTRITION INTERNATIONAL, LLC	DELAWARE
PMI NUTRITION, LLC	DELAWARE
PREMIER FARMS, LLC	MISSOURI
PURINA MILLS, LLC	DELAWARE
RESEARCH SEEDS, INC.	MISSOURI
SOUTHERN NEW ENGLAND EGG, LLC	MISSOURI
SRF, INC.	MINNESOTA
SUNBEST FOODS OF IOWA, INC.	IOWA
SUNBEST FOODS, LLC	MISSOURI
THOMAS PRODUCTS, LLC	DELAWARE
WHIP-O-WILL EGG FARMS, LLC	CONNECTICUT